UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2007

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467 - 0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2007, SiRF Technology Holdings, Inc., a Delaware corporation (“SiRF”), announced that it has signed a definitive agreement (the “Agreement”) to acquire Centrality Communications Inc, a privately-held California corporation (“Centrality”), a leading developer of navigation processor solutions for mobile navigation devices. Under the terms of the Agreement, SiRF agreed to acquire all the outstanding shares of Centrality capital stock, including certain equity awards, in exchange for a total consideration of $283 million in stock and cash. The mix of stock and cash will be determined just prior to the closing. All of the shares of SiRF common stock will be issued at the closing will be issued pursuant to an exemption under the Securities Act of 1933. This acquisition is anticipated to close during the third quarter of 2007, after the appropriate regulatory approvals are obtained.

On June 21, 2007, the Company issued a press release regarding this event and the full text of the Company’s press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

The foregoing contains projections and other forward-looking statements regarding the expected timing and completion of the acquisition. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining regulatory approval of the merger. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of SiRF’s filings with the SEC, including its most recent filings on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2007

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ GEOFFREY RIBAR
Geoffrey Ribar
Senior Vice President Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 21, 2007.